                                                                  Exhibit 4.1(c)



                          AMENDMENT NO. 2 TO INDENTURE

        AMENDMENT (this "AMENDMENT"), dated as of January 31, 2001, to the Indenture, dated as of February 1, 1998, as amended on January 28, 2000 (the "INDENTURE"), between Next Generation Network, Inc., a Delaware company formerly known as Mentus Media Corp. (the "COMPANY"), and United States Trust Company of New York, a banking corporation organized and existing under the laws of the State of New York, in its capacity as trustee (the "TRUSTEE").

                                   WITNESSETH:

        WHEREAS, the Company proposes to amend the Indenture in accordance with
Article 9 thereof;

        WHEREAS, the Company has obtained the consents of the requisite number of Securityholders (as defined in the Indenture) to amend the Indenture; and

        NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and other good and valuable consideration, the parties hereto agree as follows:

        SECTION 1. Definitions. All capitalized terms not otherwise defined in this Amendment are used herein as defined in the Indenture.

        SECTION 2. Amendments to the Indenture. The Indenture is hereby amended effective as of the date hereof as follows:

        (a) The cover page of the Indenture shall be amended by adding the words, "14% Senior Secured PIK Notes Due 2003, Series C" below the words "12% Senior Secured PIK Notes Due 2003, Series B".

        (b) The second paragraph of the Indenture shall be amended by (i) deleting the word "and" after the defined term "Initial Securities" and replacing it with a comma and (ii) adding the words, "and 14% Senior Secured PIK Notes Due 2003, Series C (the "Series C Securities")" after the defined term "Exchange Securities".

        (c) The defined term "Interest Payment Date" in Section 1.1 of the Indenture shall be amended by adding the double underlined and bold language below and deleting the crossed out language below:

               " "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities which shall be each February 1 and August 1 of each year, commencing August 1, 1998."

        (d) The defined term "Securities" in Section 1.01 of the Indenture shall be amended by adding the double underlined and bold language below:

               " "Securities" means the Initial Securities (including any Additional Notes), the Exchange Securities, and the Series C Securities (including any additional Series C Securities issued as interest), treated as a single class of securities, each as amended or supplemented in accordance with the terms hereof, that are issued pursuant to the Indenture."

        (e) The first two paragraphs of Section 2.01 of the Indenture shall be amended by adding the double underlined and bold language below and deleting the crossed out language below:

               "The Initial Securities and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Exchange Securities and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B hereto. The Series C Securities and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit C hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The Company and the Trustee shall approve the form of Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

               The terms and provisions contained in the forms of Securities, annexed hereto as Exhibits A, B and C shall constitute, and are hereby expressly made, a part of this Indenture, and to the extent applicable, the Company and the Trustee, by their execution of the Indenture, expressly agree to such terms and provisions and to be bound thereby."


        (f) Section 2.02(c) of the Indenture shall be amended by adding the double underlined and bold language below and deleting the crossed out language below:

               "(c) The Trustee shall authenticate (i) the Initial Securities for original issue in the aggregate principal amount not to exceed $45,000,000; (ii) Exchange Securities from time to time only for issue in exchange for a like principal amount of Initial Securities; (iii) Series C Securities from time to time only for issue in exchange for a like principal amount of Exchange Securities; and (iv) additional Initial Securities ("Additional Notes") issued pursuant to this Indenture as interest on the Initial Securities and Exchange Securities (not to exceed $15,220,000) and additional Series C Securities issued pursuant to this Indenture as interest on the Series C Securities (not to exceed $14,758,000), plus the principal amount of any Securities issued in lieu of cash for Additional Interest (as defined in the Registration Rights Agreement) due on the Securities pursuant to the Registration Rights Agreement, in each case upon receipt of a written order of the Company signed by one Officer."

        (g) Section 3.07 of the Indenture shall be amended by adding the double underlined and bold language below:

        "Section 3.07 OPTIONAL REDEMPTION

               The Securities will not be redeemable at the option of the Company prior to February 1, 2000. On and after such date, the Company may redeem all or any portion of the Securities at a redemption price equal to a percentage of the principal amount thereof plus accrued and unpaid interest to the redemption date. The redemption price as a percentage of the principal amount shall be as follows. If Initial Securities or Exchange Securities are redeemed during the period commencing on February 1 of the years set forth below, plus in each case, accrued and unpaid interest to the date of redemption:

               Period                                       Redemption Price
               ------                                       ----------------
               2000                                              106.50%
               2001                                              103.25%
               2002 and thereafter                               100.00%

        If Series C Securities are redeemed during the period commencing on February 1 of the years set forth below, plus in each case, accrued and unpaid interest to the date of redemption:

               Period                                       Redemption Price
               ------                                       ----------------
               2000                                              106.50%
               2001                                              103.25%
               2002                                              103.25%
               2003                                              100.00%"


        (h) Section 4.01(c) of the Indenture would be amended by adding the double underlined and bold language below:

               "(c) Through and including August 1, 2000, on each Interest Payment Date, the Company may, at its option and at its sole discretion, in lieu of the payment of interest on the Initial Securities and the Exchange Securities in whole or in part in cash, pay such interest on the Initial Securities and the Exchange Securities through the issuance of Additional Notes in an aggregate principal amount equal to the amount of interest that would otherwise be payable with respect to the Initial Securities and the Exchange Securities in cash; provided, however, that the Company may issue Additional Notes only in denominations of $1,000 and integral multiples of $1,000. On each Interest Payment Date, the Company may, at its option and at its sole discretion, in lieu of the payment of interest on the Series C Securities in whole or in part in cash, pay such interest on the Series C Securities through the issuance of additional Series C Securities in an aggregate principal amount equal to the amount of interest that would otherwise be payable with respect to the Series C Securities in cash; provided, however, that the Company may issue additional Series C Securities only in denominations of $1,000 and integral multiples of $1,000. The Company shall notify the Trustee in writing of its election to pay interest through the issuance of Additional Notes or additional Series C Securities, as the case may be, and the aggregate amount of Additional Notes or additional Series C Securities to be issued not less than 10 nor more than 45 days prior to the record date for an Interest Payment Date on which Additional Notes or additional Series C Securities, as the case may be, will be issued. On each such Interest Payment Date, the Trustee shall authenticate Additional Notes or additional Series C Securities, as the case may be, for original issuance to each Holder on the relevant record date in the aggregate principal amount required to pay such interest. Each of the Additional Notes and additional Series C Securities is an additional obligation of the Company and shall be governed by, and entitled to the benefits of, this Indenture and shall be subject to the terms of this Indenture and shall be pari passu with and subject to the same terms (including the rate of interest from time to time payable thereon) as the Securities (except, as the case may be, with respect to the issuance date and aggregate principal amount). The Company shall pay interest on Global Notes through the issuance of Additional Notes or additional Series C Securities only in accordance with the rules and regulations of the Depository as in effect from time to time. From and after August 1, 2000, interest on the Initial Securities and the Exchange Securities will be payable only in cash."

        (i) Section 4 of each of the forms of Exhibit A and Exhibit B to the Indenture shall be amended by deleting the number "$60,220,151" therein and substituting therefor the number "$74,978,000".

        (j) A new Exhibit C shall be added to the Indenture in the form of Appendix A hereto.

        SECTION 3. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        SECTION 4. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

        SECTION 5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but which taken together shall constitute one agreement.

        SECTION 6. The Trustee. The Trustee is not responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which are made solely by the Company.

        IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date and year first written above.

                                       NEXT GENERATION NETWORK, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:



                                       UNITED STATES TRUST COMPANY
                                       OF NEW YORK, AS TRUSTEE


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                                                      APPENDIX A
                                                                          Page 1





        UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMTIED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

        THIS NOTE WILL BE CONSIDERED TO HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR PURPOSES OF SECTIONS 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS NOTE IS JANUARY 31, 2001. FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT AND YIELD TO MATURITY FOR PURPOSES OF THE OLD RULES, PLEASE CONTACT THE TREASURER OF THE COMPANY, 11010 PRAIRIE LAKES DRIVE, SUITE 300, MINNEAPOLIS, MN 55344.

                                                                      APPENDIX A
                                                                          Page 2


                                                           CUSIP No: 65333Y AA 4

                               (Front of Security)

No. 1

                          NEXT GENERATION NETWORK, INC.
                 14% Senior Secured PIK Note due 2003, Series C

Next Generation Network, Inc., a Delaware corporation, promises to pay to ____________, or its registered assigns, the principal sum of $36,662,000, as such amount may be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, on February 1, 2003.

Interest Payment Dates:  February 1 and August 1, commencing February 1, 2001.

Record Dates:  January 15 and July 15 (whether or not a Business Day).

Additional provisions of this Security are set forth on the other side of this Security.

                                       Dated:


                                       NEXT GENERATION NETWORK, INC.


                                       By:______________________________________
                                          Name:
                                          Title:


                                       By:______________________________________
                                          Name:
                                          Title:


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION


This is one of the Securities referred
to in the within-mentioned Indenture


United States Trust Company of New York, as Trustee

By:
    -----------------------------------------------
    Authorized Signatory

                                                                      APPENDIX A
                                                                          Page 3


                              (Reverse of Security)

                 14% SENIOR SECURED PIK NOTE DUE 2003, SERIES C


               Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

        1. Interest. Next Generation Network, Inc. a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below. The Company shall pay, in cash, interest on the principal amount of this Security at the rate per annum of 14%; provided, however, that on each Interest Payment Date (as defined below), the Company may, at its option and in its sole discretion, in lieu of the payment in whole or in part of interest due on this Security, pay interest on this Security through the issuance of additional Series C Securities in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Security, if such interest were paid in cash. The Company shall notify the Trustee in writing of its election to pay interest on this Security through the issuance of additional Series C Securities not less than 10 nor more than 45 days prior to the record date for the Interest Payment Date on which additional Series C Securities will be issued. Additional Series C Securities shall be governed by, and entitled to the benefits of, the Indenture and shall be subject to the terms of the Indenture and shall be subject to the same terms (including the rate of interest from time to time payable thereon) as this Security (except, as the case may be, with respect to the issuance date and aggregate principal amount). The Company will pay interest semiannually in arrears on February 1 and August 1 of each year (each an "Interest Payment Date"), commencing February 1, 2001, or if any such day is not a Business Day on the next succeeding Business Day. Securityholders who exchange Exchange Securities on January 31, 2001 for this Security shall be entitled to receive interest on February 1, 2001, calculated at a rate per annum of 14%, that has accrued since August 1, 2000. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of this Security. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

        2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Securityholders at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Securities are cancelled after such Record Date and on or before such Interest Payment Date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Securityholder at the Securityholder's registered address.

                                                                      APPENDIX A
                                                                          Page 4



        3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Company, or any Subsidiary Guarantor of the Company may act in any such capacity, except that none of the Company, its Subsidiaries or their Affiliates shall act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in the Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

        4. Indenture. The Company issued the Securities under an Indenture, dated as of February 1, 1998, as amended (the "Indenture"), between the Company (then known as Mentus Media Corp.) and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified, except as the Indenture otherwise provides. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are senior Obligations of the Company limited to $74,978,000 in aggregate principal amount.

        5. Optional Redemption. The Company may not redeem the Securities prior to February 1, 2000. On or after such date, the Series C Securities will be redeemable, at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal value of the Series C Securities) set forth below, if redeemed during the 12-month period commencing on February 1 of the years set forth below, plus accrued interest to the redemption date:

         Period                                  Redemption Price
         ------                                  ----------------
         2000..................................        106.50%
         2001..................................        103.25%
         2002..................................        103.25%
         2003..................................        100.00%

        6. Mandatory Redemption. The Securities are not subject to mandatory redemption or sinking fund payments.

        7. Repurchase at Option of Securityholder. (a) If there is a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 45 days following any Change of Control, the Company will mail a notice to each Securityholder stating (i) that a Change of Control has occurred and that such Securityholder has the right to require the Company to repurchase all or any part of such Securityholder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); (ii) the circumstances and relevant facts regarding such Change of Control (including information with

                                                                      APPENDIX A
                                                                          Page 5


respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control; (iii) the repurchase date (which will be no earlier then 30 days nor later than 30 days from the date such notice is mailed); and (iv) the procedures, determined by the Company consistent with the Indenture, that a Securityholder must follow in order to have its Securities repurchased. Securityholders that are subject to an offer to repurchase may elect to have such Securities repurchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

        (b) If the Company or a Subsidiary consummates any Asset Disposition, and when the aggregate amount of Net Available Cash from such an Asset Disposition exceeds $500,000, the Company shall be required to offer to purchase the maximum principal amount of Securities, that is in an integral multiple of $1,000, that may be purchased out of the Net Available Cash, at an offer price in cash in an amount equal to 100% of principal value thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Net Available Cash, the Securities to be redeemed shall be selected on a pro rata basis, subject to the terms of the Indenture. Securityholders that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Company prior to any related purchase dated and may elect to have such Securities purchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

        8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities may be redeemed in part but only in whole multiples of $1,000, unless of the Securities held by a Securityholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

        9. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchange as provided in the Indenture. The Registrar and the Trustee may require a Securityholder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities during a period beginning on the opening of business on a Business Day 15 days before the day of any selection of Securities to be redeemed and ending on the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

        10. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company shall deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Securityholder shall be treated as its owner for all purposes.

                                                                      APPENDIX A
                                                                          Page 6



        11. Amendments and Waivers. Subject to certain exceptions provided in the Indenture, the Indenture or the Securities may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Securities, and any existing default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder the Indenture or the Securities may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA Securityholders or to make any change that does not adversely affect the rights of any Securityholder.

        12. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the unpaid principal of, and any accrued and unpaid interest on, all the Securities to be due and payable immediately, provided, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Subsidiary Guarantor, all outstanding Securities shall become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

        13. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantor or any Affiliate of the Company or the Subsidiary Guarantor, and may otherwise deal with the Company, the Subsidiary Guarantor and their respective Affiliates as if it were not Trustee.

        14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided in the Indenture. The Company must annually report to the Trustee on compliance with such limitations.

                                                                      APPENDIX A
                                                                          Page 7


        15. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16. Future Security Guarantees. The Company will cause each newly organized or acquired Subsidiary (other than any Unrestricted Subsidiary) to execute and deliver to the Trustee a Guarantee of the Securities in form and substance satisfactory to the Trustee.

        17. Security. The Securities will, with the exception of certain equipment, be secured by a first priority lien on substantially all of the assets of the Company, provided that in the event that a security interest in the Company's receivables is granted to secure a working capital facility as provided in the Indenture, the security interest on such receivables will be a second priority lien and security interest.

        18. Defeasance. Subject to certain conditions provided for in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

        19. Governing Law. The Laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

        20. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by entities), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

               The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:


               Next Generation Network, Inc.
               11010 Prairie Lakes Drive
               Suite 300
               Minneapolis, MN  55344
               Attn:  Chief Executive Officer

                                                                      APPENDIX A
                                                                          Page 8



                                 ASSIGNMENT FORM


               To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

              (Print or type assignee's name, address and zip code)


and irrevocably appoint
                        --------------------------------------------------------

                                                                      APPENDIX A
                                                                          Page 9



agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:
     ---------------------------
                                     Your Signature:
                                                    ----------------------------
                                     (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

--------------------------------
(Signatures must be guaranteed by
an "eligible guarantor institution"
meeting the requirements of the
Registrar, which requirements will
include membership or participation
in the Securities Transfer Agents
Medallion Program ("STAMP") or such
other "signature guarantee program"
as may be determined by the Registrar
in addition to, or in substitution
for, STAMP, all in accordance with the
Securities Exchange Act of 1934, as
amended.)

                                                                      APPENDIX A
                                                                         Page 10



                   OPTION OF SECURITYHOLDER TO ELECT PURCHASE

               If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture check the appropriate box:


               [ ]      Section 4.10         [ ]      Section 4.14


               If you want to have only part of the Security purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$
 ------------------------------

Date:
     --------------------------

                                 Your Signature:
                                                --------------------------------
                                (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

--------------------------------
(Signatures must be guaranteed by
an "eligible guarantor institution"
meeting the requirements of the
Registrar, which requirements will
include membership or participation
in the Securities Transfer Agents
Medallion Program ("STAMP") or such
other "signature guarantee program"
as may be determined by the Registrar
in addition to, or in substitution
for, STAMP, all in accordance with the
Securities Exchange Act of 1934, as
amended.)